Exhibit 99.1

EQUATOR, LLC

Financial Statements

As of December 31, 2012 and

for the Year Ended December 31, 2012, as restated

Independent Auditors’ Report

The Board of Directors and Stockholders of Altisource Portfolio Solutions S.A.:

We have audited the accompanying financial statements of Equator, LLC (the “Company”), which comprises the balance sheet as of December 31, 2012, the related statements of operations, members’ deficit and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an audit opinion on the effectiveness of the Company’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Equator, LLC as of December 31, 2012, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The previously issued financial statements as of and for the year ended December 31, 2012 have been restated for the correction of material misstatements.  See Note 3 to the financial statements. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

January 30, 2014

EQUATOR, LLC

Balance Sheet

(Dollars in thousands)

December 31, 2012, as restated (Note 3)
ASSETS

Current assets:
Cash and cash equivalents	$1,038
Accounts receivable, net of allowance for doubtful accounts of $304	7,044
Prepaid expenses and other current assets	921
Total current assets	9,003

Premises and equipment, net	3,534

Deposits and other assets	299

Total assets	$12,836

LIABILITIES AND MEMBERS’ DEFICIT

Current liabilities:
Accounts payable	$4,404
Accrued expenses and other liabilities	1,905
Deferred revenue	33,102
Capital leases, current portion	140
Total current liabilities	39,551

Capital leases, long-term portion	218

Commitments (Note 10)

Members’ deficit	(26,933)
Total liabilities and members’ deficit	$12,836

See accompanying notes to the financial statements.

EQUATOR, LLC

Statement of Operations

(Dollars in thousands)

For the year ended December 31, 2012, as restated (Note 3)

Revenue	$67,624

Costs and expenses:
Cost of revenue	58,825
Selling, general and administrative expenses	17,260
Total costs and expenses	76,085

Loss from operations	(8,461)

Other income (expense), net:
Loss on disposal of premises and equipment	(2)
Interest expense, net	(2)
Total other expense, net	(4)

Loss before income tax expense	(8,465)

Income tax expense	(52)

Net loss	$(8,517)

See accompanying notes to the financial statements.

EQUATOR, LLC

Statement of Members’ Deficit

(Dollars in thousands)

For the year ended December 31, 2012, as restated (Note 3)

Balance, December 31, 2011, as previously reported	$11,446

Prior period adjustment (Note 3)	(23,824)

Balance, December 31, 2011, as restated	(12,378)

Members’ contribution	4,000

Members’ distribution	(10,038)

Net loss	(8,517)

Balance, December 31, 2012	$(26,933)

See accompanying notes to the financial statements.

EQUATOR, LLC

Statement of Cash Flows

(Dollars in thousands)

For the year ended December 31, 2012, as restated (Note 3)

Cash flows from operating activities:
Net loss	$(8,517)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	981
Bad debt expense	96
Loss on disposal of premises and equipment	2
Changes in operating assets and liabilities:
Accounts receivable	3,848
Other current and noncurrent assets	235
Accounts payable	735
Accrued expenses and other liabilities	359
Deferred revenue	9,401
Net cash provided by operating activities	7,140

Cash flows from investing activities:
Purchases of premises and equipment	(1,265)
Net cash used in investing activities	(1,265)

Cash flows from financing activities:
Principal payments on capital lease obligations	(68)
Contributions from members	4,000
Distributions to members	(10,038)
Net cash used in financing activities	(6,106)

Net decrease in cash and cash equivalents	(231)

Cash and cash equivalents, beginning of year	1,269

Cash and cash equivalents, end of year	$1,038

Supplemental cash flow information:
Income taxes paid	$(52)

Non-cash investing and financing activities:
Capital expenditures funded by capital lease borrowings	$426

See accompanying notes to the financial statements.

EQUATOR, LLC

Notes to Financial Statements

(Dollars in thousands)

NOTE 1 — BUSINESS

Equator, LLC (“Equator” or the “Company”), a California limited liability company, was formed in 2003. The Company is an industry leading marketplace and transaction solutions provider for the mortgage and real estate industries.  Equator’s solutions include EQ Workstation®, EQ Marketplace®, EQ Midsource® and EQ Portal™, which can be used a la carte or together as an end-to-end solution.  The EQ Workstation provides comprehensive, end-to-end workflow and transaction services to manage real estate related activities.  EQ Marketplace provides a coordinated means of purchasing a variety of real estate services from vendors including realtors, title, closing, inspection and valuation.  EQ Midsource allows users of EQ Workstation to outsource all or specific components of real estate related activities.  EQ Portal provides realtors direct access to process real estate transactions with secure exchange of data and documents along with realtor marketing, training and certification.

Transaction after December 31, 2012

On November 15, 2013, Altisource Solutions S.à r.l. acquired the all of the Company’s outstanding limited liability interests.  Altisource Solutions S.à r.l. is a wholly-owned subsidiary of Altisource Portfolio Solutions S.A.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Uses of Estimates

The preparation of financial statements in conformity with GAAP requires estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent liabilities in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition.  ASC Topic 605 sets forth guidance as to when revenue is realized or realizable and earned, which is generally when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been performed; (3) the seller’s price to the buyer is fixed or determinable; and (4) collectability is reasonably assured.

For arrangements with multiple deliverables, the Company recognizes revenue in accordance with ASC Subtopic 605-25, Revenue Recognition: Multiple-Element Arrangements (“ASC 605-25”), and Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) Topic 13, Revenue Recognition (codified in ASC 605-10-S99-1, “SAB Topic 13”).  ASC 605-25 and SAB Topic 13 require each deliverable within a multiple-deliverable revenue arrangement to be accounted for as a separate unit if both of the following criteria are met: (1) the delivered item or items have value to the customer on a standalone basis and (2) for an arrangement that includes a general right of return relative to the delivered item(s), delivery or performance of the undelivered item(s) is considered probable and substantially in the seller’s control.  The Company’s revenue arrangements generally do not include a general right of return relative to delivered products.  Deliverables not meeting the criteria for accounting treatment as a separate unit are combined with a deliverable that meets that criterion.  The appropriate allocation of arrangement consideration and recognition of revenue is then determined for the combined unit of accounting.  If and when we are not able to deliver all separate units of account in the same period, we allocate arrangement consideration to each unit of accounting in an arrangement based on its relative selling price.

The Company derives its revenue from platform services fees, professional services fees and other services.

Platform services fees consist of amounts charged for the use of the EQ Platform.  The Company does not begin to recognize revenue for platform services fees until these fees become billable, as the services fees are not fixed and determinable until such time.  Platform services fees are recognized ratably over the shorter of the term of the contract with the customer or the minimum cancellation period.  The recognition period for these fees ranges from 3 to 36 months.

Professional services fees consist primarily of configuration services related to customizing the EQ Platform for individual customers and are generally billed as the hours are worked. Due to the essential and specialized nature of the configuration services, these services do not qualify as separate units of accounting separate from the platform services as the delivered services do not have value to the customer on a standalone basis. Therefore, the related fees are recorded as deferred revenue until the project configuration is complete and then recognized ratably over the longer of the term of the agreement or the estimated expected customer life.  The recognition period for these fees ranges from 4 months to 11 years.  The Company evaluates the length of the amortization period of the professional services fees based on its experience with customer contract renewals and consideration of the period over which those customers will receive benefits from the Company’s platform services.  Expenses incurred for a customer, such as out-of-pocket travel, are typically reimbursed by the customer.  These are accounted for as both revenue and cost of revenue in the period the cost is incurred.

Other services consist primarily of training, including agent certification, and consulting services. These services are generally sold separately and are recognized as revenue as the services are performed and earned.

Cash and Cash Equivalents

We classify all highly liquid instruments with an original maturity of three months or less at the time of purchase as cash equivalents.

Accounts Receivable, Net

Accounts receivable are net of an allowance for doubtful accounts that represent an amount that management estimates to be uncollectible.  Management provides for probable uncollectible amounts based on its assessment of the current status of individual accounts.

The Company’s allowance for doubtful accounts was $304 at December 31, 2012.  The activities of the account for the year ended December 31, 2012 are as follows:

Balance at January 1, 2012	$253
Bad debt expense charged to income	96
Accounts written-off	(45)

Balance at December 31, 2012	$304

Premises and Equipment, Net

Premises and equipment are stated at cost.  The Company provides for depreciation using the straight-line method over the estimated useful lives of five to seven years.

Depreciation of leasehold improvements is computed using the straight-line method over the shorter of the asset life or the remaining life of the lease.

Office equipment acquired through capital leases is reflected in premises and equipment at the present value of the future minimum lease payments.  Premises and equipment held under capital leases are amortized over the estimated useful lives of the assets.

Repairs and maintenance are charged to expense as incurred with any major improvements or replacements capitalized.

Computer Software

The Company capitalizes the costs of obtaining internal-use computer software in accordance with ASC Subtopic 350-40, Internal Use Software.  The Company amortizes those costs over periods up to five years beginning when the software is ready for its intended use.  Computer software is included in premises and equipment, net.

Impairment of Long-lived Assets

The Company periodically reviews premises and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset or asset group to estimated undiscounted future cash flows expected to be generated by the asset or asset group.  If the carrying amount of an asset or asset group exceeds its estimated future cash flows, the Company recognizes an impairment charge in the amount by which the carrying amount of the assets exceeds the fair value of the asset or asset group.  For the year ended December 31, 2012, no impairment was identified or recorded.

Deposits and Other Assets

Deposits and other assets primarily relate to rental deposits made to landlords.

Capital Lease Obligation

The Company leases certain office equipment under a capital lease agreement that expires in July 2015.  The liability represents the present value of the minimum lease payments.  Related interest expense of $5 for the year ended December 31, 2012 is included within interest expense, net in the statement of operations.

Operating Leases

The Company leases various offices under operating lease agreements.  Lease payments under these agreements are recognized as an expense on a straight-line basis over the term of the leases as a component of selling, general and administrative expenses in the statement of operations.

Members’ Salaries

The Company records members’ salaries as an expense under selling, general and administrative expenses in the statement of operations.  These amounts may be considered in excess of or less than commensurate salaries for similar positions at other companies and are paid and set at the discretion of the members.

Income Taxes

Under current Federal and state laws, limited liability companies are generally not subject to income taxes.  Therefore, no provision has been made for such taxes in the accompanying financial statements other than the statutory California franchise taxes applicable to limited liability companies.  For income tax purposes, the members separately account for their pro rata share of the Company’s items of income, deductions, losses and credits.

Concentrations of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist of cash and cash equivalents.  Cash and cash equivalents are invested with quality federally insured institutions that are members of the Federal Deposit Insurance Corporation.  As of December 31, 2012, cash balances with the institution for all non-interest bearing accounts are fully insured, regardless of the account and the ownership capacity of the funds.  The Company has not incurred losses related to cash and cash equivalents.

During the year ended December 31, 2012, the Company’s top 10 customers accounted for 79% of total revenue.  Two customers accounted for approximately 50% and 7% of total revenue.

At December 31, 2012, these top 10 customers accounted for approximately 76% of the accounts receivable, net balance.  This includes two customers who accounted for approximately 26% and 24% of the accounts receivable, net balance.

Advertising Expense

Advertising expenses are recognized when incurred.  For the year ended December 31, 2012, advertising expense was $218.  Advertising expense is reflected as a component of selling, general and administrative expenses in the statement of operations.

Recently Adopted Accounting Pronouncements

In May 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS (“ASU No. 2011-04”).  This guidance affects all entities that are required or permitted to measure or disclose the fair value of an asset, a liability or an instrument classified in a reporting entity’s equity in the financial statements.  ASU No. 2011-04 changed the wording used to describe many of the requirements in GAAP for measuring fair value and for disclosing information about fair value measurements.  The adoption of ASU No. 2011-04 did not have a material impact on the Company’s financial statements.

Recently Issued Accounting Pronouncements

In October 2012, the FASB issued ASU No. 2012-04, Technical Corrections and Improvements (“ASU No. 2012-04”).  The amendments in this update cover a wide range of topics in the ASC.  These amendments include technical corrections and improvements to the ASC and conforming amendments related to fair value measurements.  The amendments in this update without transition guidance were effective upon issuance.  The amendments that are subject to the transition guidance will be effective for fiscal periods beginning after December 15, 2013.  The adoption of ASU No. 2012-04 is not expected to have a material impact on the Company’s financial statements.

NOTE 3 — RESTATEMENT OF FINANCIAL STATEMENTS

Subsequent to the initial issuance of the Company’s 2012 financial statements, the Company’s management identified the following errors:

•                  Revenue related to platform and professional services was not properly recognized under ASC 605-25 and SAB Topic 13.  Platform and professional services fees had previously been recognized as revenue when billed.  Platform services fees should have been recognized ratably over the shorter of the term of the contract with the customer or the minimum cancellation period.  Professional services fees should have been recognized ratably over the longer of the term of the contract with the customer or the estimated expected customer life as they do not have standalone value.  As a result, revenue and deferred revenue have been restated from the amounts previously reported.

•                  Revenue related to agent certification fees had previously been recognized as revenue when billed.  These fees should have been recognized as revenue ratably over the certification period of one year.  As a result, revenue and deferred revenue have been restated from the amounts previously reported.

•                  Expenses incurred on behalf of customers and reimbursed by customers were presented on a net basis whereas they should have been presented on a gross basis.  As a result, revenue and cost of revenue have been restated from the amounts previously reported.

•                  A lease agreement entered into in 2012 was originally accounted for as an operating lease and should have been classified as a capital lease.  In addition, deferred rent should have been recognized on certain operating leases.  As a result, premises and equipment, net, accrued expenses and other liabilities, selling, general and administrative expenses and interest expense, net have been restated from the amounts previously reported.

•                  An additional accrual for paid leave should have been recognized.  As a result, cost of revenue and accrued expenses and other liabilities have been restated from the amounts previously reported.

The following tables set forth the correction to each of the individual affected line items in the balance sheet, statements of operations and cash flows as of and for the year ended December 31, 2012 and the impact on net loss for the year ended December 31, 2011 (unaudited).  The Company did not present a table for the adjustments within the statement of members’ deficit as the adjustment to the beginning balance is already reflected in the statement of members’ deficit, and the adjustment to net loss for the year ended December 31, 2011 is included in the statement of operations table below.  The financial information included in the accompanying financial statements and notes thereto reflect the effects of the corrections described in the preceding discussion and in the tables below.

	December 31, 2012
	As previously reported	Adjustments	As restated
ASSETS

Current assets:
Cash and cash equivalents	$1,038	$—	$1,038
Accounts receivable, net	7,044	—	7,044
Prepaid expenses and other current assets	921	—	921
Total current assets	9,003	—	9,003

Premises and equipment, net	3,151	383	3,534

Deposits and other assets	299	—	299

Total assets	$12,453	$383	$12,836

LIABILITIES AND MEMBERS’ DEFICIT

Current liabilities:
Accounts payable	$4,404	$—	$4,404
Accrued expenses and other liabilities	1,647	258	1,905
Deferred revenue	34	33,068	33,102
Capital leases, current portion	—	140	140
Total current liabilities	6,085	33,466	39,551

Capital leases, long-term portion	—	218	218

Commitments (Note 10)

Members’ deficit	6,368	(33,301)	(26,933)
Total liabilities and members’ deficit	$12,453	$383	$12,836

	For the year ended December 31, 2012
	As previously reported	Adjustments	As restated

Revenue	$76,548	$(8,924)	$67,624

Costs and expenses:
Cost of revenue	58,313	512	58,825
Selling, general and administrative expenses	17,225	35	17,260
Total costs and expenses	75,538	547	76,085

Income (loss) from operations	1,010	(9,471)	(8,461)

Other income (expense), net:
Loss on disposal of premises and equipment	(2)	—	(2)
Interest income (expense), net	4	(6)	(2)
Total other income (expense), net	2	(6)	(4)

Income (loss) before income tax expense	1,012	(9,477)	(8,465)

Income tax expense	(52)	—	(52)

Net income (loss)	$960	$(9,477)	$(8,517)

	For the year ended December 31, 2012
	As previously reported	Adjustments	As restated

Cash flows from operating activities:
Net income (loss)	$960	$(9,477)	$(8,517)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	938	43	981
Bad debt expense	96	—	96
Loss on disposal of premises and equipment	2	—	2
Changes in operating assets and liabilities:		—	—
Accounts receivable	3,848	—	3,848
Other current and noncurrent assets	235	—	235
Accounts payable	736	(1)	735
Accrued expenses and other liabilities	257	102	359
Deferred revenue	—	9,401	9,401
Net cash provided by operating activities	$7,072	$68	$7,140

Cash flows from financing activities:
Principal payments on capital lease obligations	$—	$(68)	$(68)
Contributions from members	4,000	—	4,000
Distributions to members	(10,038)	—	(10,038)
Net cash used in financing activities	$(6,038)	$(68)	$(6,106)

	For the year ended December 31, 2011 (Unaudited)
	As previously reported	Adjustments	As restated

Net income (loss)	$8,007	$(12,374)	$(4,367)

NOTE 4 — MEMBERS’ DEFICIT

The Company has two classes of Membership Interests, Class A, which has voting rights, and Class B, which does not have voting, approval or consent rights.

In accordance with the terms of the revised operating agreement, income, gain, loss, deduction or credit incurred by the Company are allocated 80% to the Class A Members proportionately in accordance with their respective Class A Membership Interests and 20% to the Class B Members proportionately in accordance with respective Class B Membership Interests.

Losses cannot exceed the maximum amount of losses that can be allocated without causing the Member to have an Adjusted Capital Account Deficit at the end of the year.  In the event that some of the Members would have an Adjusted Capital Account Deficit, a limitation is applied on a Member-by-Member basis to allocate the maximum permissible losses to each Member.  All losses in excess of the limitation are allocated to the Members in the same proportion as income, gain, loss and deduction.  At December 31, 2012, Class A and Class B Adjusted Capital Account Deficits totaled $21,546 and $5,387, respectively.

Profits are allocated to the Members in proportion to the cumulative losses allocated to the Members for all prior fiscal years exceeding the cumulative profits allocated to the Members.  From time to time, the Company distributes cash and other property to the Members.  Eighty percent of the distributions are made to Class A members proportionately in accordance with their respective Class A Membership Interest, and 20% are distributed to Class B Members proportionately in accordance with their respective Class B Membership Interest.  Distributions to withhold or to make tax payments due on income from the Company are permitted under the Company’s operating agreement.  Total distributions made to Members amounted to $10,038 during the year ended December 31, 2012.  Total contributions made from Members amounted to $4,000 during the year ended December 31, 2012.

NOTE 5 — PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets at December 31, 2012 consist of the following:

Annual software licenses	$518
Other prepaid expenses	222
Prepaid insurance	156
Other current assets	25

Prepaid expenses and other current assets	$921

NOTE 6 — PREMISES AND EQUIPMENT, NET

Premises and equipment, net (including assets held under capital leases) at December 31, 2012 consist of the following:

Office equipment	$3,106
Capitalized software	2,078
Furniture and fixtures	583
Leasehold improvements	394
6,161
Less: accumulated depreciation	(2,627)

Premises and equipment, net	$3,534

Depreciation expense for the year ended December 31, 2012 was $981 and is reflected as a component of selling, general and administrative expenses in the statement of operations.

The gross amount of office equipment recorded under capital leases as of December 31, 2012 was $426.

NOTE 7 — ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities at December 31, 2012 consist of the following:

Payroll and payroll taxes	$685
Vacation	1,031
Rent	189

Accrued expenses and other liabilities	$1,905

NOTE 8 — CAPITAL LEASE OBLIGATIONS

Future minimum lease payments under capital leases in effect at December 31, 2012 are as follows:

For the year ending December 31,
2013	$149
2014	149
2015	111
Total minimum lease payments	409
Less amounts representing interest	(51)

Present value of capital lease obligations	$358

NOTE 9 — EMPLOYEE BENEFIT PLAN

The Company has a 401(k) defined contribution plan (the “Plan”) for eligible employees.  Under the Plan, employees can make voluntary contributions not to exceed the limits established by the Internal Revenue Code.  Contributions are made to the Plan on a matching basis up to 65% of employees’ elective deferral up to 6% of their annual salaries.  Contribution expenses related to the Plan for the year ended December 31, 2012 totaled $548.  Contribution expenses are reflected as a component of cost of revenue and selling, general and administrative expenses in the statement of operations.

NOTE 10 — COMMITMENTS

The Company occupies facilities under noncancelable operating lease agreements which expire between 2013 and 2016.

Future minimum payments under noncancelable operating leases are as follows:

For the year ending December 31,
2013	$1,824
2014	2,437
2015	2,262
2016	614

Total	$7,137

During the year ended December 31, 2012, rent expense was $2,004 and was reflected as a component of selling, general and administrative expenses in the statement of operations.

NOTE 11 — SUBSEQUENT EVENT

Management has evaluated subsequent events from the balance sheet date through January 30, 2014, the date at which these financial statements were issued, and determined there are no items to disclose, other than the information disclosed in Note 1, Transaction after December 31, 2012.